UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2009

ROWAN COMPANIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-5491	75-0759420
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5450 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a letter agreement between Rowan Companies, Inc. (the “Company”) and Steel Partners II, L.P. (“Steel Partners”) dated March 30, 2008, the Company had agreed to expand the size of its Board by one position and to fill the vacancy thereby created with a designee of Steel Partners should efforts to monetize the Company’s manufacturing subsidiary, LeTourneau Technologies, Inc. (“LTI”), not be completed by December 31, 2008. In November 2008, due to financial market and industry conditions, the Company announced that it was not pursuing any further negotiations with respect to a sale of LTI. Steel Partners informed the Company that it would fill the newly-created Board position with Mr. John J. Quicke.

On January 22, 2009, the Board of Directors of the Company elected Mr. John J. Quicke as a member of Class II of the Board of Directors. Mr. Quicke, 59, has been a Managing Director and operating partner of Steel Partners LLC, a global management firm, since September 2005. He is currently a director of Adaptec, Inc. (ADPT) and WHX Corporation (WXCO). Previously, Mr. Quicke had served in various capacities at Sequa Corporation (SQAA), a NYSE-listed diversified industrial company. From March 2004 to March 2005, he served as Vice Chairman and Executive Officer, and was a director of Sequa from 1993 to March 2005. From 1993 to February 2004, Mr. Quicke served as President and Chief Operating Officer of Sequa. Mr. Quicke joined Sequa in 1987 as Vice President, Financial Projects and was later named President and Chief Executive Officer of Sequa Capital, a financial services subsidiary. See the press release filed as an exhibit to this Form 8-K and incorporated herein by reference for additional information regarding Mr. Quicke.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also on January 22, 2009, the Board of Directors of the Company approved and adopted the Amended and Restated Bylaws of the Company, which amended and restated the Company’s then existing bylaws (the “Bylaws”).

The Bylaws provide for a classified Board of Directors. Effective January 22, 2009, by resolution of the Board of Directors, the Board increased the size of the Board from ten members to 11, by increasing Class II from three to four members. Mr. Quicke was elected to fill the vacancy created.

Effective January 22, 2009, the Board amended Article III, Section 2 of the Bylaws to delete the following sentence in its entirety: “Effective as of April 23, 2004, Class I shall have four directors and classes II and III shall have three directors each.” No other amendments were made.

The summary of changes to the Company’s Bylaws set forth above is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached to this Form 8-K as an exhibit and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

The following information is furnished pursuant to Item 7.01:

The Offshore and Land Rig Fleet and Contract Status Reports for Rowan Companies, Inc., each as of January 26, 2009, are attached as Exhibit 99.2 and 99.3.

 Item 8.01. Other Events.

The Company also provided the following updates:

Reduced Capital Expenditures and Newbuild Plan Revisions. The Company had previously announced a plan to build four 240C class jack-up rigs at its manufacturing subsidiary, LTI. The Company has now determined to cancel the fourth 240C rig and suspend further construction of the third 240C rig; the Company expects to make a determination regarding resumption of construction by mid year 2009. Construction of the first 240C rig, the Rowan-Mississippi, was completed in November 2008; construction of the second 240C, the Ralph Coffman, is proceeding on schedule with delivery expected around year end 2009.

The Company had also previously announced a plan to build four Super 116E class jack-up rigs (the “Rowan EXLs”) with Keppel AmFELS, Inc. (“Keppel”). Construction of the first three Rowan EXLs is well underway with delivery of each rig currently expected in 2010. The Company has asked Keppel to suspend activity on the fourth rig pending a decision in the coming months about whether to go forward with that rig. The Company is also negotiating with Keppel regarding the payment terms on each rig.

Incorporating the expected impact of these revisions to the Company’s newbuild plan, the Company currently estimates that its 2009 capital expenditures will be between $550 million and $575 million. The Company anticipates funding these capital expenditures through available cash and operating cash flows. While not expected to be utilized, the Company also has $155 million of credit available under its undrawn credit facility, and will consider other financing alternatives that may become available.

Common Stock Dividends Ceased. In light of the Company’s commitments under its newbuild program, the dramatic decrease in world oil prices and consequent reduction in worldwide demand for oil services and the severe illiquidity in world credit markets, the Board of Directors of the Company determined to eliminate its $0.10 per quarter Common Stock cash dividend. Quarterly dividends in 2009 would have been approximately $45 million; those funds will now be used for general corporate purposes.

Funding of Pension Obligations in 2009. Due in part to recent funding relief provided by Congress, the Company’s anticipated funding of pension obligations in 2009 is approximately $42 million, significantly lower than originally anticipated.

LTI Backlog Update. Due to recent industry and credit market conditions, some of LTI’s customers have been asking to delay or terminate their obligations to purchase equipment under construction, notwithstanding firm contractual commitments. LTI has been in negotiations with certain of its customers regarding possible adjustments to payment terms and/or delivery dates.

While LTI intends to assert its contractual rights, certain of its customers may not have the financial capacity to perform or may seek to deny their contractual obligations to LTI, which could mean a significant portion of LTI’s external backlog ($558 million as of December 31, 2008) may not be realized.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description

3(b)	Amended and Restated Bylaws

99.1	Press release dated January 26, 2009

99.2	Offshore Rig Fleet and Contract Status at January 26, 2009

99.3	Land Rig Fleet and Contract Status at January 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2009

ROWAN COMPANIES, INC.

By: /s/ William H. Wells
Name: William H. Wells
Title: Vice President, Finance and CFO

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

3(b)	Amended and Restated Bylaws

99.1	Press release dated January 26, 2009

99.2	Offshore Rig Fleet and Contract Status at January 26, 2009

99.3	Land Rig Fleet and Contract Status at January 26, 2009